Exhibit 10.2

STOCK OPTION CASH-OUT AGREEMENT

THIS STOCK OPTION CASH-OUT AGREEMENT (this "Agreement") is made by and between TURNING POINT BRANDS, INC., a Delaware corporation (the "Company"), and the undersigned employee who has an outstanding stock option to purchase Company stock ("Optionee").

Recitals

A.
Optionee has been granted option(s) (the "Option(s)") to purchase shares of common stock in the Company (the "Shares") pursuant to the terms of the Turning Point Brands, Inc. 2006 Equity Incentive Plan, as amended (the "2006 Stock Plan") and a Stock Option Agreement between the Company and Optionee (the "Option Agreement").

B.
Given that the right to exercise many of the Options granted under the 2006 Stock Plan will reach their term during 2017 and therefore are likely to be exercised, and given the Company's right under its current Credit Agreement to expend up to a certain amount for repurchase of shares or option stock, the Company desires to cash out the Optionee's rights under the Option Agreement, in lieu of its exercise.

Agreement

NOW, THEREFORE, for good and valuable consideration including the promises herein, the parties agree as follows:

1.            Termination of Option and Option Agreement. As of the date of this Agreement, the Company and Optionee agree to cancel the Option Agreement dated as stated below Optionee's signature on this Agreement, for that number of Shares and at exercise price(s) per Share, both as stated below Optionee's signature this Agreement, in exchange for payment equal to the difference between Fair Market Value for each share underlying such Option, as determined in accordance with the Plan as of the close of the market on the date before this Agreement is executed, less the Exercise Price of the Option as stated below (the "Option Consideration"), and less any taxes or other withholding required to be withheld from such payment. With respect to the number of shares underlying the Option set forth below the Optionee’s name, the Option and the Option Agreement hereby terminate and no longer have any force or effect. Upon such termination and payment as described herein, the Optionee releases and discharges the Company and its successors and assigns from any and all obligations and liabilities under the Option Agreement with respect to that number of shares underlying the Option set forth below the Optionee’s name, and, in lieu of such rights, Optionee's rights shall be solely those rights set out in this Agreement. Except to the extent set forth in the previous sentence, the Optionee’s Option Agreement remains in full force and effect as amended hereby.

2.            Covenants, Representations and Warranties of the Optionee. The Optionee covenants, represents and warrants to the Company as follows:

(a)           The Optionee has full authority to exercise or cancel the Options, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the Option, and the Option is not subject to any adverse claim.

(b)           The Optionee has had a reasonable opportunity to ask questions of and receive information and answers from persons acting on behalf of the Company concerning the Options, the Option Agreement, and this Agreement as the Optionee may deem necessary. All such questions have been answered and all such information has been provided to the full satisfaction of the Optionee.

(c)           No oral or written representations have been made, nor has any oral or written information been furnished, to the Optionee in connection with the Options, the Option Agreement, or this Agreement that were in any way inconsistent with the information provided in the above documents.

3.            Tax Treatment of Termination Payments; Withholding. The Optionee acknowledges that the payment of the Option Consideration in cash (a) will be treated for tax purposes as compensation paid to the Optionee if the Optionee provided services to the Company or its subsidiary as an officer or employee, (b) will be reduced by all applicable payroll deductions and withholding taxes required by applicable law, if any, and (c) will be taxed to the Optionee at ordinary income tax rates whether or not withholding applies.

4.            Further Assurances. The Optionee agrees to execute and deliver, after the date of this Agreement, without additional consideration, such further assurances, instruments and documents, and to take such other actions, as the Company may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

5.            Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, superseding any prior understandings and agreements between the parties. No amendment or modification of this Agreement shall be binding unless made in a writing duly executed by the Optionee and the Company. This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky, excluding any conflicts of law principle that would apply the law of another jurisdiction.

 7.            Defined Terms. All capitalized words used in this Agreement and not defined in the Recitals or text of this Agreement shall have the meanings given in the 2006 Stock Plan.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth below.

OPTIONEE:

Signature

Printed Name:

Date:

Date of Option Agreement	No. of option shares cancelled pursuant to this Agreement that have not previously been exercised or expired/lapsed	Exercise Price per share
$1.06

TURNING POINT BRANDS, INC.

By

Title:

Date: